Exhibit 99.1
PDF Solutions® Completes Asset Purchase with Triant Holdings Inc.
Wednesday, October 8, 2008
SAN JOSE, Calif. (PDF Solutions, Inc.)
PDF Acquires Assets Related to Triant’s FDC Business
PDF Solutions, Inc. (NASDAQ: PDFS), the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced that it has completed the transaction with Triant Holdings Inc. (TSX:TNT, “Triant”), a British Columbia corporation and a provider of Fault Detection & Classification technologies, to acquire substantially all of the assets, including certain customer contracts, of Triant’s Canadian operating subsidiary.
As previously announced on August 27, 2008, under the terms of the definitive agreement, Triant’s Canadian operating subsidiary will receive $1.75 million in cash.
“We are excited to build upon the strength of the integrated solution offerings and service teams to expand the customer relationships that have already been established,” stated John Kibarian, chief executive officer of PDF Solutions. “This transaction creates additional opportunities for our leading process control solutions within the installed customer base that includes leading semiconductor, flat panel display, and wafer manufacturers.”
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry. PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.
Characterization Vehicle, CV, dataPOWER, mæstria, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc.
Forward-Looking Statements
Some of the statements in this press release are forward looking, including, without limitation, the ability of the company to retain current customers and grow the customer base as a result of the transaction, and hire key Triant employees. Such words as “excited to expand customer relationships”, “creates additional opportunities” and similar expressions also identify forward-looking statements. Actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: failure to hire key employees; failure to retain current customers and grow potential future revenue opportunities; fluctuations in the price of PDF’s stock; unforeseen industry changes; changes in the U.S. and worldwide economic and political environments; and changes in the marketplace for our solutions, including the introduction of products and services competitive with PDF’s current and future products and services. Readers should also refer to the risk disclosures set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K, most recently filed on March 17, 2008, and its quarterly reports on Form 10-Q, most recently filed on August 11, 2008. The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

Contact:
Investor Relations Coordinator, Sonia Segovia, (408) 283-5606, sonia.segovia@pdf.com
VP Investor Relations, Steven Melman, (408) 938-6445, steve.melman@pdf.com